Exhibit 99.1

Blue Apron Announces Receipt of Continued Listing Standard Notice from NYSE

New York - December 23, 2022 - Blue Apron (NYSE: APRN) received written notice on December 21, 2022, from the New York Stock Exchange (NYSE) that the company is not in compliance with the NYSE continued listing standards, which require it to maintain: (i) a minimum average closing price of at least $1.00 per share over a consecutive 30-day trading period; and (ii) an average global market capitalization of at least $50.0 million over a consecutive 30-day trading period and, at the same time, a total stockholders’ equity equal to or greater than $50.0 million.

The company plans to notify the NYSE by January 6, 2023 of its receipt of the notice and that it intends to submit a plan to cure both the global market capitalization listing standard deficiency and the minimum share price listing standard deficiency.

Minimum Share Price Listing Standard

The NYSE provides a period of six months following receipt of the notice to regain compliance with the minimum share price requirement for continued listing on the NYSE. The company can regain compliance at any time during the six-month cure period if, on the last trading day of any calendar month during the cure period, the company has: (i) a closing share price of at least $1.00; and (ii) an average closing share price of at least $1.00 over the 30-day trading period ending on the last trading day of that month.

Average Global Market Capitalization Listing Standard

The NYSE provides a period of 45 days from receipt of the notice to submit a plan advising the NYSE of definitive actions the company has taken, or is taking, that would bring it into compliance with the market capitalization listing standard within 18 months of receipt of the notice. The company is currently evaluating its available options and developing a plan to regain compliance with the minimum global market capitalization requirement.

The NYSE notification does not affect Blue Apron's business operations or its Securities and Exchange Commission (SEC) reporting requirements, nor does it conflict with or cause an event of default under the company’s material debt or other agreements.

About Blue Apron

Blue Apron’s vision is Better Living Through Better Food™. Launched in 2012, Blue Apron offers fresh, chef-designed meals that empower home cooks to embrace their culinary curiosity, challenge their abilities in the kitchen and see what a difference cooking quality food can make in their lives. Blue Apron is a carbon-neutral meal-kit company and is focused on bringing incredible recipes to its customers, while promoting planetary and dietary wellness for everyone.

Forward Looking Statements

This press release includes statements concerning Blue Apron Holdings, Inc. and its future expectations, plans and prospects that constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terms such as "may," "should," "expects," "plans," "anticipates," "could," "intends," "target," "projects," "contemplates," "believes," "estimates," "predicts," "potential," or "continue," or the negative of these terms or other similar expressions. The forward-looking statements in this press release are only predictions. Blue Apron has based these forward-looking statements largely on its current expectations and projections about future events and financial trends that it believes may affect its business, financial condition and results of operations. These forward-looking statements speak only as of the date of this press release and are subject to a number of risks, uncertainties and assumptions including, without limitation, the company’s ability to regain compliance with the NYSE listing requirements, future compliance with such requirements, potential future application of suspension and delisting procedures and future quotation of the company’s Class A common stock, and other potential factors that could affect future financial and operating results as set forth in the risks described in the company’s Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC on February 25, 2022, the company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2022 filed with the SEC on May 9, 2022, the company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2022 filed with the SEC on August 8, 2022, and the company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2022 filed with the SEC on November 7, 2022 and in other filings that the company may make with the SEC in the future. The company assumes no obligation to update any forward-looking statements contained in this press release, whether as a result of any new information, future events, or otherwise.

Contact

Muriel Lussier

Blue Apron

muriel.lussier@blueapron.com